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                                                                  EXHIBIT 99(a)


                                  PRESS RELEASE
                              FOR IMMEDIATE RELEASE


CONTACT:  Carmen Duarte                                    p: 617.725.6598
          OneBeacon Insurance Group                        f: 617.725.6250
          One Beacon Street                                cduarte@onebeacon.com
          Boston, MA 02108


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                      ONEBEACON LOSS FROM TUESDAY'S EVENTS
                            COULD REACH $175 MILLION
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(BOSTON, MA - SEPTEMBER 14, 2001) - OneBeacon Insurance Group, a wholly owned subsidiary of White Mountains Insurance Group, Ltd. (NYSE ticker WTM), today released its estimate for losses resulting from Tuesday's tragedies. Pre-tax losses for OneBeacon and Folksamerica Re could reach $175 million, the likely maximum retentions under its various reinsurance covers. OneBeacon will revise its estimate, if necessary, as complex coverage and claims issues get resolved. Says James Ritchie, Managing Director and CFO of White Mountains, "This level of loss would not impair our statutory surplus or related debt covenants."

Operationally, OneBeacon is fully focused on providing a safe work environment for its staff presently dislocated from its downtown New York offices, and on providing 24/7 claims services to affected customers. Folksamerica Re, headquartered at 1 Liberty Plaza, and International Marine Underwriters, based at 199 Water Street, have triggered their business continuity plans and expect to be fully operational shortly.

Says Ray Barrette, CEO of OneBeacon, "The events of Tuesday past are beyond comprehension and challenge all of us in this business to support our loyal customers with utmost compassion. Our hearts go out to the many families devastated by these senseless acts."


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OneBeacon has deployed dedicated claim services to handle its customers. It is advising its customers who may have suffered a loss to report such incidents to their independent agent, or if unable to reach the agent, to call its toll-free 24-hour claim number, 1-877-248-7733.

OneBeacon was introduced as the group name on June 1, 2001, concurrent with White Mountains Insurance Group's acquisition of the former CGU U.S. property/casualty operations. Headquartered in Boston, Massachusetts, OneBeacon has an A.M. Best rating of A (excellent). OneBeacon offers a wide range of personal, commercial and specialty products and services, which are sold exclusively through select property/casualty independent agents.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The information contained in this press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. White Mountains cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by White Mountains. These factors include: (i) competitive forces, including the conduct of other property and casualty insurers and reinsurers, (ii) changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its clients, (iii) an economic downturn or other economic conditions (such as rising interest rate environment) adversely affecting White Mountains' financial position, (iv) loss reserves and other balance sheet items established by White Mountains subsequently proving to have been inadequate, and (v) the failure of pending transactions to be consummated under expected terms or at all. White Mountains cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by White Mountains speak only as of the date on which they are made, and White Mountains does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.


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